Exhibit 99.01
GREEN DOT CORPORATION
REPORTABLE SEGMENT INFORMATION (REVISED) (1)
(Unaudited)

	2019
	Q1	Q2	Q3	Q4	FY
	(In thousands)
Segment Revenue
Consumer Services	$185,293	$169,160	$149,132	$150,548	$654,133
B2B Services	34,320	34,034	36,147	42,044	146,545
Money Movement Services	103,391	61,338	45,164	47,172	257,065
Corporate and Other (2)	2,713	443	(1,209)	(1,366)	581
Total segment revenues	325,717	264,975	229,234	238,398	1,058,324
Net revenue adjustment (3)	14,797	13,351	11,214	10,909	50,271
Total operating revenues	$340,514	$278,326	$240,448	$249,307	$1,108,595

Segment Profit (4)
Consumer Services	$86,286	$76,285	$47,406	$46,941	$256,918
B2B Services	9,323	8,996	8,553	9,981	36,853
Money Movement Services	61,966	28,034	11,736	12,555	114,291
Corporate and Other (2)	(38,595)	(38,688)	(42,560)	(47,653)	(167,496)
Total segment profit (5)	118,980	74,627	25,135	21,824	240,566

Reconciliation to income (loss) before income taxes (6)
Depreciation and amortization of property, equipment and internal-use software	10,882	12,121	12,926	13,560	49,489
Stock-based compensation and related employer payroll taxes	15,583	8,830	6,956	(382)	30,987
Amortization of acquired intangible assets	8,174	8,175	8,174	8,093	32,616
Contingent consideration gain	—	—	(1,866)	—	(1,866)
Impairment charges	100	4	17	457	578
Other expense	2,856	1,534	1,115	339	5,844
Operating income (loss)	81,385	43,963	(2,187)	(243)	122,918
Interest expense, net	1,604	66	120	74	1,864
Other income (expense), net	133	(99)	8	(15)	27
Income (loss) before income taxes	$79,914	$43,798	$(2,299)	$(332)	$121,081

	2019
Key Metrics (7)	Q1	Q2	Q3	Q4	FY (8)
	(In millions)
Consolidated (9)
Gross dollar volume	$12,977	$10,019	$9,827	$10,636	$43,459
Number of active accounts	6.05	5.66	5.18	5.04	5.48
Purchase volume	$8,200	$6,470	$6,047	$6,287	$27,004
Consumer Services
Gross dollar volume	$8,397	$6,714	$6,391	$6,747	$28,249
Number of active accounts	4.40	4.10	3.86	3.73	4.02
Direct deposit active accounts (10)	0.83	0.82	0.84	0.86	0.84
Purchase volume	$6,074	$4,950	$4,664	$4,822	$20,510
B2B Services
Gross dollar volume	$4,580	$3,305	$3,436	$3,889	$15,210
Number of active accounts	1.65	1.56	1.32	1.31	1.46
Purchase volume	$2,126	$1,520	$1,383	$1,465	$6,494
Money Movement
Number of cash transfers	10.98	11.25	11.73	12.08	46.04
Number of tax refunds processed	9.39	2.52	0.11	0.07	12.09

GREEN DOT CORPORATION
REPORTABLE SEGMENT INFORMATION (REVISED) (1)
(Unaudited)

	2020
	Q1	Q2	Q3	Q4	FY
	(In thousands)
Segment Revenue
Consumer Services	$152,922	$162,639	$150,554	$154,299	$620,414
B2B Services	73,840	76,619	77,064	77,128	304,651
Money Movement Services	120,052	65,667	56,536	45,754	288,009
Corporate and Other (2)	(273)	(4,906)	(4,710)	(2,665)	(12,554)
Total segment revenues	346,541	300,019	279,444	274,516	1,200,520
Net revenue adjustment (3)	15,628	16,221	11,626	9,765	53,240
Total operating revenues	$362,169	$316,240	$291,070	$284,281	$1,253,760

Segment Profit (4)
Consumer Services	$50,385	$58,412	$51,494	$51,879	$212,170
B2B Services	19,827	16,327	16,372	13,366	65,892
Money Movement Services	66,719	27,842	17,974	11,346	123,881
Corporate and Other (2)	(44,813)	(57,331)	(52,151)	(41,836)	(196,131)
Total segment profit (5)	92,118	45,250	33,689	34,755	205,812

Reconciliation to income (loss) before income taxes (6)
Depreciation and amortization of property, equipment and internal-use software	13,697	14,479	14,839	14,991	58,006
Stock-based compensation and related employer payroll taxes	11,578	13,758	12,018	18,635	55,989
Amortization of acquired intangible assets	7,279	6,952	6,944	6,944	28,119
Impairment charges	—	1,088	31	20,669	21,788
Other expense	715	3,583	2,507	5,032	11,837
Operating income (loss)	58,849	5,390	(2,650)	(31,516)	30,073
Interest expense, net	241	443	39	38	761
Other income (expense), net	192	2,154	(1,650)	(1,913)	(1,217)
Income (loss) before income taxes	$58,800	$7,101	$(4,339)	$(33,467)	$28,095

	2020
Key Metrics (7)	Q1	Q2	Q3	Q4	FY (8)
	(In millions)
Consolidated (9)
Gross dollar volume	$14,294	$15,107	$14,453	$14,349	$58,203
Number of active accounts	5.74	6.25	5.72	5.45	5.79
Purchase volume	$8,282	$8,477	$7,600	$6,861	$31,220
Consumer Services
Gross dollar volume	$7,561	$8,683	$8,333	$7,562	$32,139
Number of active accounts	3.70	4.10	3.98	3.73	3.88
Direct deposit active accounts (10)	0.89	0.90	0.91	0.88	0.90
Purchase volume	$5,555	$6,123	$5,840	$5,176	$22,694
B2B Services
Gross dollar volume	$6,733	$6,424	$6,120	$6,787	$26,064
Number of active accounts	2.04	2.15	1.74	1.72	1.91
Purchase volume	$2,727	$2,354	$1,760	$1,685	$8,526
Money Movement
Number of cash transfers	12.13	12.48	12.81	11.29	48.71
Number of tax refunds processed	9.70	1.90	0.75	0.11	12.46

(1)Effective beginning with the first quarter of 2021, Green Dot Corporation (“Green Dot”) realigned its segment financial reporting based on how its current Chief Operating Decision Maker (“CODM”) manages its businesses, including resource allocation and performance assessment. Its CODM (who is the Chief Executive Officer) organizes and manages the business primarily on the basis of the channels in which its product and services are offered and uses net revenue and segment profit to assess profitability. As a result of this realignment, Green Dot’s operations are now aggregated amongst three reportable segments: 1) Consumer Services, 2) Business to Business ("B2B") Services and 3) Money Movement Services. Green Dot has restated segment information for the historical periods presented to conform to the current presentation. These changes have no impact on Green Dot’s previously reported consolidated financial results. Green Dot does not evaluate performance or allocate resources based on segment asset data, and therefore such information is not presented.
(2)The Corporate and Other segment primarily consists of net interest income earned by our bank, eliminations of intersegment revenues and expenses, unallocated corporate expenses, and other costs that are not considered when management evaluates segment performance.
(3)Represents commissions and certain processing-related costs associated with Banking as a Service ("BaaS") products and services where Green Dot does not control customer acquisition. This adjustment is netted against Green Dot's B2B Services revenues when evaluating segment performance.
(4)Segment profit reflects each segment's net revenue less direct costs, such as sales and marketing expenses, processing expenses, third-party call center support and transaction losses.
(5)Green Dot has previously referred to total segment profit as adjusted EBITDA in prior press releases announcing its financial results.
(6)To supplement Green Dot’s consolidated financial statements presented in accordance with GAAP, Green Dot uses measures of operating results that are adjusted to exclude various, primarily non-cash, expenses and charges. Adjusted EBITDA is widely used to measure a company’s operating performance without regard to items, such as non-operating net interest income and expense, income tax benefit and expense, depreciation and amortization, stock-based compensation and related employer payroll taxes, changes in the fair value of contingent consideration, impairment charges, and certain other income and expenses that are not reflective of ongoing operating results. Green Dot excludes this income and expenses as they are not considered when management evaluates segment performance.
(7)Please refer to Green Dot’s latest Annual Report on Form 10-K for a description of the key business metrics other than direct deposit active accounts.
(8)Number of active accounts and direct deposit active accounts represent the average for the fiscal year.
(9)Represents the sum of Consumer Services and B2B Services segments.
(10)Represents a sub-set of the number of active accounts within Consumer Services that are enrolled in direct deposit. Direct deposit active accounts represent accounts that have received one or more payroll or government benefit transaction during the period.